                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                 ON STAGE ENTERTAINMENT, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          ON STAGE ENTERTAINMENT, INC.
                             4625 WEST NEVSO DRIVE
                              LAS VEGAS, NV 89103


                            ------------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                             ---------------------

To our Stockholders:


    A special meeting of stockholders of On Stage Entertainment, Inc., a Nevada corporation, will be held on March 12, 2001, at 7:30 a.m. local time, at 4625 West Nevso Drive, Las Vegas, Nevada 89103, to consider and act upon the following:


       - Approving an amendment to On Stage's Articles of Incorporation to:


           - increase the number of authorized shares of common stock from 25,000,000 to 100,000,000;


           - increase the number of authorized shares of preferred stock from 1,000,000 to 10,000,000; and

           - amend the par value of the preferred stock from $1.00 per share to $.01 per share.

    A proxy card for your use in voting on these matters is also enclosed.

    The board of directors has unanimously approved the amendment to the Articles of Incorporation.


    Only stockholders of record at the close of business on February 19, 2001 are entitled to notice of and to vote at the meeting.



Dated: February 28, 2001


                                          By Order of the Board of Directors,


                                          /s/ TIMOTHY J. PARROTT


  ------------------------------------------------------------------------------
                                          Timothy J. Parrott
                                          PRESIDENT



    YOUR PROXY IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE MARK YOUR VOTE, FILL IN THE DATE, SIGN AND MAIL IT TODAY IN THE ACCOMPANYING SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       SPECIAL MEETING OF STOCKHOLDERS OF
                          ON STAGE ENTERTAINMENT, INC.
                                 MARCH 12, 2001


                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

PROXY SOLICITATION


    This Proxy Statement is furnished to the holders of common stock, $.01 par value per share, of On Stage Entertainment, Inc. in connection with the solicitation of proxies on behalf of the board of directors for use at a special meeting of stockholders to be held on March 12, 2001, or at any continuation or adjournment of that meeting, pursuant to the accompanying Notice of Special Meeting of Stockholders. The purpose of the meeting and the matter to be acted upon are set forth in the accompanying Notice.



    Proxies for use at the meeting will be mailed to stockholders on or about February 28, 2001 and will be solicited chiefly by mail, but additional solicitation may be made by telephone, telegram or other means of telecommunications by directors, officers, consultants or regular employees of On Stage. On Stage may enlist the assistance of brokerage houses, fiduciaries, custodians and other like parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by On Stage.


REVOCABILITY AND VOTING OF PROXY


    A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of On Stage a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified on the proxy card. If no specifications are given, the proxies intend to vote "FOR" the amendment to Section 1 of Article IV of On Stage's Articles of Incorporation to (1) increase the number of authorized shares of On Stage's common stock, $.01 par value, from 25,000,000 to 100,000,000; (2) increase the number of shares of preferred stock from 1,000,000 to 10,000,000 and (3) amend the par value of the preferred stock from $1.00 per share to $.01 per share. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the special meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated.


RECORD DATE AND VOTING RIGHTS


    Only stockholders of record at the close of business on February 19, 2001 are entitled to notice of and to vote at the special meeting or any continuation or adjournment of the meeting. On that date there were 11,307,930 shares of On Stage's common stock outstanding and no shares of On Stage's preferred stock outstanding. Each share of common stock is entitled to one vote per share.



REQUIRED VOTE



    The affirmative vote of stockholders owning a majority of the outstanding shares of common stock is required to approve the amendment to On Stage's Articles of Incorporation to (1) increase the


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number of authorized shares of common stock, $.01 par value, from 25,000,000 to
100,000,000 (2) increase the number of authorized shares of preferred stock from 1,000,000 to 10,000,000 and (3) amend the par value of the preferred stock from $1.00 per share to $.01 per share.



    Where brokers or other nominees who hold shares for beneficial owners have not received any instruction from their clients on how to vote on a proposal, the brokers or nominees are permitted to vote on routine proposals but not on non-routine matters. The absence of broker votes on non-routine matters are "broker non-votes." Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, and will have the effect of a vote against the proposal. There are no dissenters' rights applicable to the proposal to amend the Articles of Incorporation.



DIRECTOR, OFFICER AND CERTAIN BENEFICIAL OWNER VOTES



    Directors and officers of On Stage and certain other stockholders beneficially owning approximately 67% of On Stage's outstanding common stock held of record on February 19, 2001 have indicated that they intend to vote "FOR" approval of the amendment to On Stage's Articles of Incorporation.


PROPOSAL


    TO AMEND SECTION 1 OF ARTICLE IV OF ON STAGE'S ARTICLES OF INCORPORATION TO
(1) INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, (2) INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK AND (3) AMEND THE PAR VALUE OF THE PREFERRED STOCK.



    The board of directors of On Stage has unanimously adopted, subject to stockholder approval, a resolution to amend Section 1 of Article IV of On Stage's Articles of Incorporation to (1) increase the number of authorized shares of On Stage's common stock, $.01 par value, from 25,000,000 to 100,000,000; (2) increase the number of shares of preferred stock from 1,000,000 to 10,000,000 and (3) amend the par value of the preferred stock from $1.00 per share to $.01 per share.



    The resolution approved by the board of directors amends Section 1 of
Article IV of On Stage's Articles of Incorporation to read as follows:



        Section 1. NUMBER AND CLASS. The total number of shares of capital stock that the Corporation shall have authority to issue is Eighty-Five Million (85,000,000), consisting of One Hundred Million (100,000,000) shares of "Common Stock," $.01 par value per share (the "Common Stock"), and Ten Million (10,000,000) shares of "Preferred Stock," par value $.01 per share (the "Preferred Stock") in one or more series. The Board of Directors is expressly authorized to provide for the issue of any or all of the shares of Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors for the issue of such shares and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series.


THE PROPOSED TRANSACTION


    On Stage is contemplating a transaction or series of transactions pursuant to which equity securities, or securities convertible into equity securities, may be sold for aggregate consideration in an


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

amount not to exceed $20,000,000. These sales of securities may or may not be below market value of the common stock, depending on the market price of the common stock on the issuance date. On Stage has entered into a preliminary non-binding letter of intent with an institutional investor in which the investor proposes to purchase equity securities of On Stage on terms and conditions substantially similar to the following:


    The investor proposes to commit up to $20 million in cash. This investment would be structured in four tranches of capital, in the form of convertible preferred securities. The first tranche will be a purchase and sale of $6 million (face value) of convertible preferred securities, bearing a total coupon of 12% per annum (consisting of 10% cash and 2% paid-in-kind), payable quarterly in arrears. The investor will purchase these securities and all future tranches at a five percent discount from face value. The second tranche will be a purchase and sale of an additional $4 million of convertible preferred securities. The second tranche would be available only after we hire a new Chief Financial Officer. The third tranche will be a purchase and sale of an additional $5 million of convertible preferred securities. The fourth tranche will be a purchase and sale of an additional $5 million of convertible preferred securities. Other than the conversion price, the terms of the convertible preferred securities in each tranche will be the same. The conversion price for the first and second tranches of convertible preferred securities will be fixed at $0.50 per share. The conversion price for the third and fourth tranches of convertible preferred securities will either be (a) $0.50 per share, in the event On Stage fails to achieve certain financial performance milestones for fiscal 2001 or (b) $0.75 per share, in the event On Stage achieves those milestones for fiscal 2001 and has achieved certain board-approved milestones for the then-current year-to-date period.

    The first tranche will be funded by the investor upon the successful negotiation of the terms and conditions of definitive transaction documents. It is also conditional upon stockholder approval, after appropriate notice provisions, of the amendment to On Stage's Articles of Incorporation increasing our authorized capital. The second and third tranches are anticipated to be funded after we hire a new Chief Financial Officer.


    The fourth tranche will be funded by the investor in its sole discretion, but only in the event that (a) the second and third tranches have been fully funded and (b) On Stage does not have a firm commitment for an underwriting of equity securities at a price in excess of $1.25 per share (adjusted for stock splits and recapitalizations from our current capitalization), with anticipated minimum net proceeds to On Stage of $15 million underwritten by a financial institution ranked among the top 15 underwriters in total proceeds raised during the preceding 12-month period on a lead or co-managed basis, according to Securities Data Corporation.


REASONS FOR THE SALE OF SECURITIES


    The purpose of the sale of securities is to enable us to obtain funds to make the initial payment due on the recently announced Country Tonite acquisition, to continue operations through the remainder of fiscal 2001 and fiscal 2002, and to finance additional growth through development of our existing operations or through acquisitions. We also intend to use the proceeds of the sale of securities to increase our sales and marketing efforts, and to facilitate other general corporate improvements. The letter of intent entered into with the investor provides that the proceeds from the second and third tranches of the sale of the securities will not be used to fund the operating losses of On Stage. We anticipate that the sale of securities will enhance On Stage's financial position and give us additional flexibility to finance growth by improving our prospects of raising additional equity capital.


    We consider that there may be certain potential negative factors associated with the anticipated sale of securities. First, the sale price may be at a discount to the market price of the common stock on either the date definitive transaction documents are executed or on the closing date of any of the tranches of the private offering. Second, if all tranches of the private offering are consummated, the sale of securities in the private offering will reduce the percentage of ownership of existing stockholders to a minority interest. Third, the agreement by which the securities are purchased may contain certain restrictive covenants, potentially limiting our ability to issue any additional debt or equity securities without the consent of the purchasers in the private offering.

POTENTIAL CHANGE IN CONTROL


    The preferred stock proposed to be issued in the currently contemplated transaction is anticipated to be convertible into shares of our common stock at a price of $.50 or $.75 per share, depending on the tranche in which issued and certain performance and other criteria. If the maximum $20 million in preferred stock is issued, then an aggregate of up to 40 million shares of common stock will be issuable upon the conversion of all of the preferred stock. In addition, the preferred stock is entitled to a number of votes equal to the number of shares of common stock into which it is convertible, or a maximum of 40 million votes. The preferred stock will vote together with the common stock as a single class. Based on the 11,307,930 shares of common stock currently issued and outstanding, the holders of the preferred stock would own approximately 78% of our outstanding common stock upon conversion of the preferred stock (without giving effect to any currently outstanding options or other securities exercisable, convertible or exchangeable for or into capital stock of On Stage). Therefore, the issuance of all the preferred stock contemplated in the proposed transaction would result in a change in control of On Stage.



    It is also proposed that, notwithstanding the voting provisions of the preferred stock, the investor will be entitled to elect a majority of On Stage's board of directors until they hold less than 50% of the initially issued preferred stock. When converted, the holders of the common stock issued on conversion will similarly hold up to an aggregate of 40 million votes, or 78% voting control. As a result, the initial issuance of the preferred stock to the investor may effect a change in control.



    In addition, the potential issuance of this or additional preferred stock may have the effect of delaying, deferring or preventing a change in control of On Stage, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.


REQUIRED VOTE

    Approval of the amendment to Article IV of On Stage's Articles of Incorporation requires the affirmative vote of holders of a majority of our outstanding common stock.

    The board of directors unanimously recommends that the stockholders vote "FOR" approval of this proposal.


STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING



    Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2001 annual meeting, proposals must be received by On Stage no later than January 15, 2002. Proposals should be directed to the attention of the Secretary at our principal executive offices.


                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ JOHN W. STUART

                                          --------------------------------------


                                          John W. Stuart
                                          Chairman of the Board



4625 West Nevso Drive
Las Vegas, Nevada 89103
February 28, 2001

                         SPECIAL MEETING OF STOCKHOLDERS
                          ON STAGE ENTERTAINMENT, INC.
                                      PROXY


     This Proxy is solicited on behalf of the board of directors of On Stage Entertainment, Inc. The undersigned hereby appoints Timothy J. Parrott and Christopher R. Grobl as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of On Stage Entertainment, Inc. held of record by the undersigned on February 19, 2001, at a special meeting of stockholders to be held on March 12, 2001, or any adjournment thereof.



     PROPOSAL: APPROVAL OF AN AMENDMENT TO SECTION 1 OF ARTICLE IV OF OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, $.01 PAR VALUE, FROM 25,000,000 TO 100,000,000, INCREASE THE NUMBER OF SHARES OF PREFERRED STOCK, FROM 1,000,000 TO 10,000,000 AND AMEND THE PAR VALUE OF THE PREFERRED STOCK FROM $1.00 PER SHARE TO $.01 PER SHARE, ALL AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.


                         FOR [ ] AGAINST [ ] ABSTAIN [ ]


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL
BE VOTED "FOR" THE PROPOSAL   .


     Please sign name exactly as appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


___________________________________         Dated: _________________, 2001
Signature
Name:

___________________________________         Dated: _________________, 2001
Signature, if held jointly

Name:

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE

     If you have had a change of address, please print or type your new address below.

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